EXHIBIT 21

SUBSIDIARY LIST

Name of Subsidiary and Name Under Which It Does Business	Jurisdiction of Incorporation
1035 Line Company	Delaware
3330472 Nova Scotia Company	Canada
AB Australasia Pty Limited	Australia
Arnott’s Biscuit Company Singapore Pte Ltd	Singapore
Arnotts Biscuits Holdings Pty Limited	Singapore
Arnott’s Biscuits Limited	Australia
Arnott's Foundation Pty. Limited	Australia
Arnott’s New Zealand Limited	New Zealand
Arnott’s Sales Pty Limited	Australia
Arnotts Biscuits Holdings Pty Limited	Australia
Arnotts Limited	Australia
Baptista’s Bakery, LLC	Wisconsin
CAH Corporation	Delaware
Campbell Argentina S.A.	Argentina
Campbell Australasia Pty Ltd	Australia
Campbell Cheong Chan Malaysia Sdn. Bhd	Malaysia
Campbell Company of Canada	Canada
Campbell EU Investment Company	Delaware
Campbell Finance 2 Corp.	Delaware
Campbell Foods (NZ) Ltd	New Zealand
Campbell Foods UK Limited	United Kingdom
Campbell Foodservice Company	Pennsylvania
Campbell Hong Kong Limited	Hong Kong
Campbell International Holdings Inc.	Delaware
Campbell Investment (Australia) Pty. Limited	Australia
Campbell Investment Company	Delaware
Campbell Japan Incorporated	Japan
Campbell Jin Bao Tang, Inc.	Delaware
Campbell Luxembourg Holdings S.a.r.l.	Luxembourg
Campbell MFG 1 Company	Delaware
Campbell Sales Company	New Jersey
Campbell Soup Asia Limited	Hong Kong
Campbell Soup Dominicana, S.A.	Dominican Republic
Campbell Soup Supply Company L.L.C.	Delaware
Campbell Southeast Asia Sdn Bhd	Malaysia
Campbell Swire (HK) Ltd	Hong Kong
Campbell Swire (Xiamen) Co Ltd	China
Campbell Swire Equipment Leasing Ltd	Hong Kong
Campbell U.S. Holdings, Inc.	Delaware
Campbell Urban Renewal Corporation	New Jersey

Name of Subsidiary and Name Under Which It Does Business	Jurisdiction of Incorporation
Campbell’s de Mexico S.A. de C. V.	Mexico
CANEB L.L.C.	Delaware
CanFin Holdings Inc.	Delaware
CCHC Pty Ltd	Australia
CIRT Urban Renewal Corp.	New Jersey
Comercializadora Campbell de Guatemala, Limitada	Guatemala
CRHC Pty. Ltd.	Australia
CSC Brands LP	Delaware
CSC Insights, Inc.	New Jersey
CSC Standards, Inc.	New Jersey
DFKA Intermediate Ltd.	United Kingdom
DFKA Ltd.	United Kingdom
DFKA UK Holdings Ltd.	United Kingdom
Diamond Foods Brazil Holdings LLC	Delaware
Diamond Foods International Holdings BV	Netherlands
Diamond of Europe GmbH	Germany
EDS Investments, LLC	New Jersey
EPL Properties Pty Limited	Australia
Hazelton Parent, Inc.	Delaware
Joseph Campbell Company	New Jersey
Kettle Foods Holdings, Inc.	Delaware
Kettle Foods Ltd.	United Kingdom
Kettle Foods, Inc.	Oregon
Kettle Growers Services Ltd.	United Kingdom
Lani BVBA	Belgium
Late July Snacks, LLC	Delaware
Natural Food Works, LLC	Colorado
Pacific Foods Investments, Inc.	Delaware
Pacific Foods of Oregon, LLC	Oregon
Pepperidge Farm, Incorporated	Connecticut
Players Biscuits Pty. Ltd.	Australia
Players Group Limited	Australia
Plum, PBC	Delaware
Plyfix Pty. Ltd.	Australia
Princeton Vanguard, LLC	Delaware
PT Arnott’s Indonesia	Indonesia
S-L Distribution Company, LLC	Delaware
S-L Snacks AZ, LLC	North Carolina
S-L Snacks BB SRL	Barbados
S-L Snacks EU, LLC	Delaware
S-L Snacks FL, LLC	North Carolina
S-L Snacks GA, LLC	North Carolina
S-L Snacks IN, LLC	North Carolina
S-L Snacks IN-PS, LLC	North Carolina

Name of Subsidiary and Name Under Which It Does Business	Jurisdiction of Incorporation
S-L Snacks Logistics, LLC	North Carolina
S-L Snacks MA, LLC	North Carolina
S-L Snacks National, LLC	North Carolina
S-L Snacks NC, LLC	North Carolina
S-L Snacks OH, LLC	North Carolina
S-L Snacks OR, LLC	North Carolina
S-L Snacks PA, LLC	North Carolina
S-L Snacks WI, LLC	North Carolina
Snack Factory, LLC	New Jersey
Snyder's-Lance, Inc.	North Carolina
Wimbledon Acquisition LLC	Delaware
Yellow Chips BV	Netherlands
Yellow Chips Holdings BV	Netherlands

The foregoing does not constitute a complete list of all subsidiaries of the registrant. Any subsidiaries that have been omitted do not, if considered in the aggregate as a single subsidiary, constitute a “Significant Subsidiary” as defined by the SEC.